Exhibit  23.2




     CONSENT  OF  INDEPENDENT  AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 3, 2003 relating to the consolidated financial statements of Network Installation Corporation F/K/A Flexxtech Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/S/KABANI  &  COMPANY,  INC.
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KABANI  &  COMPANY,  INC.

FOUNTAIN  VALLEY,  CALIFORNIA
JULY  28,  2003